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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   January 14, 1999
                                                   ----------------

                          AUSTINS STEAKS & SALOON, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                            0-25366                  86-0723400
--------                            -------                  ----------
(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)             Identification No.)

6940 "O" Street Suite 334, Lincoln, Nebraska                 68510
--------------------------------------------                 -----
(Address of principal executive offices)                     (Zip Code)




Registrant's telephone number, including area code   (402) 466-2333
                                                     --------------



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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


(a)     Previous independent accountants

(i) On January 14, 1999, Austins Steaks & Saloon, Inc. dismissed PricewaterhouseCoopers LLP as its independent accountants.

(ii) The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii) The Registrant's Audit Committee participated in and approved the decision to change independent accountants.

(iv) In connection with its audits for the two most recent fiscal years and through January 14, 1999, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

(v) During the two most recent fiscal years and through January 14, 1999, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

(vi) The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the Registrant's responses to Item 304(a).


(b)      New independent accountants

(i) The Registrant engaged KPMG Peat Marwick LLP as its new independent accountants as of January 14, 1999. The Registrant requested KMPG Peat Marwick LLP to review the contents of this Item 304 disclosure. During the two most recent fiscal years and through January 14, 1999, the Registrant has not consulted with KPMG Peat Marwick LLP on items which
        (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a) (2)).


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Item 6. - EXHIBITS

a)       Exhibits:
         Exhibit 16 - Letter regarding change in certifying accountant














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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           AUSTINS STEAKS & SALOON, INC.


Date:    January 29, 1999           By:  /s/ Tish Gade-Jones
         ----------------              ----------------------------------------
                                       Tish Gade-Jones, Chief Financial Officer